Exhibit 99.1

Michael McConnell

Chief Financial Officer and Treasurer

503-469-4652

mmcconnell@digimarc.com

Ron Parham

Pondel Wilkinson Parham Investor Relations for Digimarc

503-924-1985

rparham@pondel.com

Leslie Constans

Digimarc Public Relations

503-469-4620

lconstans@digimarc.com

FOR IMMEDIATE RELEASE

Digimarc Corporation Receives Subsequent NASDAQ Notice

Pending compliance determination, “E” has been appended to stock symbol

Beaverton, OR – April 22, 2005 – As previously announced, Digimarc Corporation (NASDAQ: DMRCE) filed its 2004 Form 10-K and Third Quarter 2004 Form 10-Q with the Securities and Exchange Commission on April 7, 2005.  In Section 9A of the Form 10-K, the Company provided an extensive summary of management’s assessment of its internal control over financial reporting, and actions that the Company was taking to improve its internal controls.  Shortly after filing, the Company informed Nasdaq that it intended to file with the SEC within 45 days of the original Form 10-K filing deadline the report on management’s assessment of the effectiveness of internal control over financial reporting and the related attestation report of its independent registered public accounting firm required by Section 404 of the Sarbanes-Oxley Act of 2004.

Based upon the view that these filings represent substantial compliance with the Nasdaq Listing Qualifications Panel’s requirements, the Company sought and received a continued listing determination from the Nasdaq Listing Qualifications Panel.  Subsequent to its initial ruling, Nasdaq notified the Company that it is deemed to be out of compliance with Nasdaq’s listing requirements pertaining to timely submission of a completed Form 10-K until it completes its amendment to the Form 10-K to comply with Section 404 because it did not file the Form 10-K prior to the March 31, 2005 deadline.

Digimarc is moving forward with its assessment work under Section 404 and intends to respond to the Nasdaq Listing Qualifications Panel seeking continued relief from the listing requirements pending completion of the amendment to its Form 10-K.  There can be no assurance that the Nasdaq Listing Qualifications Panel will grant the Company’s request for continued listing.

Pending the outcome of these further proceedings with Nasdaq, the Company’s securities remain subject to a determination regarding continued listing on The Nasdaq National Market by the

Nasdaq Listing Qualifications Panel.  Pending resolution of these issues, the fifth character “E” has been appended to the Company’s trading symbol.

About Digimarc

Digimarc Corporation (NASDAQ: DMRCE), based in Beaverton, Oregon, is a leading supplier of secure media solutions used in a wide range of security, identification and digital media content applications.

Digimarc provides products and services that enable the production of more than 60 million personal identification documents, including two-thirds of U.S. driver licenses and IDs for more than 20 countries.  Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with 189 issued U.S. patents with more than 4,000 claims, and more than 400 pending patent applications in digital watermarking, personal identification and related technologies.

The Company is headquartered in Beaverton, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; and the Washington DC area; and European offices in London. Please go to www.digimarc.com for more Company information.

Securities Safe Harbor Under the Private Securities Litigation Reform Act of 1995

This release contains certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include statements relating to the Company’s compliance with Nasdaq’s conditions for continued listing on the Nasdaq National Market, statements relating to the anticipated filing date of the Company’s Form 10-K/A that includes management’s assessment on internal control over financial reporting and the related attestation report of the Company’s independent registered public accounting firm and other statements containing the words “believes,” “expects,” “estimates,” “anticipates” or words of similar import or statements of management’s opinion. These statements are subject to certain assumptions, risks, uncertainties and changes in circumstances.  Actual results may vary materially due to, among other things, the actual timing and impact of the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the actual filing date of the Company’s Form 10-K/A, as well as changes in economic, business, competitive, technological and/or regulatory factors and trends.  Digimarc is not obligated to (and expressly disclaims any obligation to) revise/update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.  More detailed information about risk factors that may affect actual results is set forth in filings by Digimarc with the Securities and Exchange Commission, including the Company’s 2004 Form 10-K, including Part II, Item 7 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Overview”, “Critical Accounting Policies and Estimates”, “Liquidity and Capital Resources”, and “Restatement of Financial Statements”, Part I, Item 1 thereof (“Business”) under the caption “Risk Factors” and Part II, Item 9A thereof (“Controls and Procedures”).